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                                                                   EXHIBIT 99(a)

                                 SYNETIC, INC.
                       AMENDED AND RESTATED 1989 CLASS A
                               STOCK OPTION PLAN

          1.   Definitions.  The terms below shall be defined as indicated.
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               1.1  Board means the Board of Directors of the Company, as
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constituted at any time.

               1.2  Code means the Internal Revenue Code of 1986, as amended
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from time to time.

               1.3  Committee means the Committee of the Board described in
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Section 3.1.

               1.4  Common Stock means the Company's Common Stock, par value
                    ------------
$.0l per share.

               1.5  Company means Synetic, Inc., a Delaware corporation, and any
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successor corporation which adopts the Plan.

               1.6  Exchange Act means the Securities Exchange Act of 1934, as
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amended from time to time.

               1.7  Fair Market Value means, on a specified date, the last sales
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price of a Share traded on the over-the-counter market as reported on the
National Association of Securities Dealers Automated Quotation System ("Nasdaq") or the closing price for a Share on the stock exchange, if any, on which Shares are primarily traded; provided, however, that if no Shares were traded on such date, then on the last previous date on which a Share was so traded or, if none of the above is applicable, the value of a Share as established by the Committee for such date.

               1.8  Option means an option granted by the Company pursuant to
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the Plan to purchase Shares.

               1.9  Option Agreement means a written agreement as described in
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Section 7 hereof between the Company and Optionee evidencing an Option.

               1.10 Option Period means the period from the date of the
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granting of an Option to the date on which that Option can no longer be exercised, as determined by the Committee pursuant to Section 7.4 hereof.

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               1.11  Option Price means the price to be paid for the Shares
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purchased pursuant to an Option.

               1.12  Optionee means any person who is granted an Option under
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the Plan.

               1.13  Plan means the Company's Amended and Restated 1989 Class
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A Stock Option Plan, as embodied herein and as amended from time to time.

               1.14  Section 162(m) Optionee means, for a given fiscal year of
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the Company, any Optionee designated by the Committee by not later than 90 days following the start of such year as a Optionee (or such other time as may be required or permitted by Section 162(m) of the Code) whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by
Section 162(m) of the Code.

               1.15  Shares means shares of Common Stock.
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               1.16  Subsidiary means a subsidiary of the Company  as defined
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under Section 424(f) of the Code.

          2.   Purpose.  The Plan is intended to encourage ownership of Common
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Stock by directors of the Company in order to increase their interest in the
Company's success and to encourage them to remain directors of the Company.

          3.   Administration.
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               3.1  Board or Committee.  The Plan shall be administered by the
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or, if the Board so elects, by a Committee of at least two members of the Board to be appointed by the Board. In the event that the Board does not elect to appoint a Committee then, for purposes of administering the Plan, the term "Board" shall be substituted for the term "Committee" whenever it appears in the Plan.

               3.2  Determination of Option Terms.  The Committee shall have
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authority, subject to the terms of the Plan, to determine the persons to whom
Options shall be granted, the number of Shares to be covered by each Option, the time or times at which Options shall be granted, and the terms and provisions of the Options, and to make all other determinations necessary or advisable for the administration of the Plan.

               3.3  Interpretation and Construction.  The Committee shall have
                    -------------------------------
the authority to interpret and construe the provisions of the Plan or of any Option Agreement and such interpretation or construction shall be final and conclusive unless otherwise determined by

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the Board and, in any such event, the determination by the Board shall be final and conclusive.

          4.   Eligible Persons.  The Committee may grant Options to members of
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the Board; provided, however, that members of the Committee shall not be eligible to receive Options under the Plan.

          5.   Grant of Options.
               ----------------

               5.1  Procedure.  Subject to the provisions of Sections 8.1 and
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8.2 hereof, the Committee may grant Options (which shall not be considered
"incentive stock options", within the meaning of Section 422 of the Code) provided that the person to whom the Option is to be granted subsequently becomes a party to an Option Agreement.

               5.2  Additional Grants.  Subject to Section 8.2 hereof, nothing
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contained in the Plan shall be construed to preclude either the granting of an
Option to an Optionee to whom one or more Options have already been granted or the simultaneous granting of more than one Option to the same Optionee.

               5.3  Subject to Market or Exchange Rules.  Any and all grants of
                    -----------------------------------
Options shall be subject to all applicable rules and regulations of Nasdaq or any stock exchange on which the Common Stock may then be listed.

          6.   Expiration Date of Plan.  The Plan shall be effective as of the
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date on which stockholder approval of the Plan is obtained (the "Effective
Date"). No Option shall be granted under the Plan after the tenth anniversary of the Effective Date.

          7.   Option Agreements.  Option Agreements shall be in such form as
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the Committee, in its sole discretion, shall approve or determine; provided, however, that all Option Agreements shall comply with and be subject to the following terms and conditions:

               7.1  Manner, Time, and Medium of Payment.  An Option shall be
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exercised in the manner set forth in the Option Agreement relating thereto, and payment in full of the Option Price for all Shares shall be made at the time of exercise. Payment shall be in United States dollars in the form of cash, certified check or bank draft, by delivery to the Company of Shares which the Optionee has owned for at least six months, or, if the Committee so determines, by withholding Shares with respect to which the Optionee has exercised such Option having a Fair Market Value on the date of exercise equal to the sum of the Option Price for the withheld Shares and the remaining Shares with respect to which the Optionee has exercised such Option, or pursuant to a "cashless" exercise through a broker or any combination of such methods of payment. Shares shall be valued at their Fair Market Value on the date of exercise.

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               7.2  Number of Shares.  Subject to Section 9 hereof, the Option
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Agreement shall state the number of Shares to which it pertains.

               7.3  Option Price.  The Option Price shall be determined by  the
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Committee, in its sole discretion; provided, however, that the Option Price shall not be less than 85% of the Fair Market Value of a Share on the date the Option is granted; and provided further, that in the case of an Option that is granted to a Section 162(m), Optionee such Option Price shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted.

               7.4  Option Period.  Each Option granted under the Plan shall
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expire no later than ten years from the date the Option is granted.  Option
Agreements shall contain provisions for the earlier expiration of the Option in the event the Optionee's status as a director of the Company terminates, as provided by Section 7.8 hereof.

               7.5  Date of Exercise.  An Option shall be exercisable at the
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times specified by the Committee at the time the Option is granted;
notwithstanding the foregoing, in the event of a "Change in Control", any Option granted under the Plan shall become exercisable in full, whether or not it is then exercisable. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred:

          (i) when any "person", as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) and 14(d) thereof (but excluding Martin J. Wygod and his affiliates, the Company (and any successor to the Company in the transaction which did not result in a Change in Control), any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee) directly or indirectly becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time) of securities of the Company representing 50 percent or more of the combined power of its then outstanding securities with respect to the election of directors;

          (ii) when, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors"), cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors of the Company who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section

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     7.5(ii);

          (iii) when the stockholders of the Company approve a merger or consolidation of the Company without the consent or approval of a majority of its Incumbent Directors;

          (iv) when there is a sale or disposition of all or substantially all of the Company's assets; or

          (v)    when the Company adopts a plan of liquidation.

          In addition, the Committee may, in its sole discretion, include provisions in an Option Agreement relating to a change in control of a Subsidiary. The Committee may also determine at the time of grant or thereafter that an Option shall become exercisable in full or in part, whether or not it is then exercisable, upon such circumstances or events as the Committee determines, in its sole discretion, merits special consideration.

               7.6  Reorganization.  In case the Company is merged or
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consolidated with another corporation, or in case of a reorganization, separation or liquidation of the Company, the Board or the board of directors of any corporation assuming the obligations of the Company hereunder shall make appropriate provisions for the protection of any outstanding Options by the substitution on an equitable basis of appropriate securities of the Company, or appropriate securities of the merged consolidated, or otherwise reorganized corporation, or the appropriate adjustment in the Option Price, or both.

               7.7  Transferability; Assignability.  No Option shall be
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assignable or transferable except by will or by the laws of descent and distribution and no Option may be exercised other than by an Optionee or, after the death of an Optionee, by that Optionee's personal representative, heirs or legatees; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Option to an Optionee's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members.

               7.8  Continuation with Company.
                    -------------------------

                    7.8.1 No Option shall be exercisable by an Optionee later than the expiration of the Option Period or 30 days after termination of such Optionee's service as a member of the Board and as a consultant to the Company, if retained by the Company as such a consultant, whichever occurs first, unless such termination occurs after the Optionee attains age 65 or because of his death. The Committee may provide in an Option Agreement that employment with a Subsidiary shall not constitute employment with the Company for purposes of such Option Agreement. If the Optionee's service as a member of the Board and as a

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consultant to the Company is terminated because of his death or after he attains age 65, (or if the Optionee dies within 30 days of such termination or 90 days of his termination after age 65) the Optionee (or the representative of the estate of the heirs or legatees of a deceased Optionee) shall have the right to exercise the unexercised portion of the Option which the Optionee could have exercised as of the date of his death or termination after age 65, provided that notice of such exercise is given in writing before the expiration of the Option Period and within 90 days of the Optionee's termination after age 65 or one year of the Optionee's death, as the case may be. If the Optionee's service as a member of the Board or as a consultant to the Company is terminated because of the Optionee's violation of his duties, the existence of which violation shall be determined by the Committee, in its sole discretion (which determination shall be conclusive) all of the Optionee's Options shall terminate immediately and the Optionee shall have no right after such termination to exercise any Option he might have been able to exercise prior to his termination as a member of the Board and as a consultant to the Company.

                    7.8.2 Nothing in the Plan or in any Option granted under it shall confer (or be deemed to confer) upon an Optionee any right to continue as a member of the Board or to be retained, or continue, as a consultant to the Company.

               7.9  Rights as a Stockholder.  An Optionee shall have no rights
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as a stockholder with respect to Shares covered by any Option until the date the
Company has issued and delivered such Shares to the Optionee, and the Optionee's name shall have been entered as the stockholder of record on the books of the Company and then only as to such Shares as are actually issued and delivered to the Optionee.

               7.10 Securities Laws.  The Company may require each Optionee to
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represent to the Company, in writing, when an Option is exercised, that such
Optionee is exercising such Option for his own account for investment only and not with a view to distribution and that the Optionee will not make any sale, transfer or other disposition of any Shares so purchased except (i) pursuant to a registration statement filed under the Securities Act of 1933, as amended, which the Securities and Exchange Commission has declared effective, (ii) pursuant to an opinion of counsel satisfactory in form and substance to the Company that the sale, transfer or other disposition may be made without registration, or (iii) pursuant to a "no action" letter issued to the Optionee by the Securities and Exchange Commission. The Company may require each share certificate representing Shares purchased upon the exercise of an Option to bear a legend stating that the Shares evidenced thereby may not be sold or transferred except in compliance with the Securities Act of 1933, as amended, and the provisions of the Plan. No Option may be granted or exercised at a time when such Option, or the granting or exercise thereof, may result in the violation of any law or governmental order or regulation.

               7.11 Other Provisions.  Option Agreements shall contain such
                    ----------------
other terms and conditions not inconsistent with the Plan as the Committee shall deem advisable.

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          8.   Shares Available for Option.
               ---------------------------

               8.1  Maximum.  Subject to Sections 7.6 and 9 hereof, no more than
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2,200,000 Shares shall be subject to purchase pursuant to Options granted under the Plan. At all times during the term of the Plan, the Company shall have reserved that number of Shares less an amount equal to the number of Shares which have been issued pursuant to the exercise of Options. At all times after termination of the Plan, the Company shall have reserved for issuance a number of Shares equal to the aggregate number of Shares subject to outstanding Options.

               8.2  Employee Maximum.  Subject to Section 7.6 and 9 hereof, no
                    ----------------
Optionee shall receive Options with respect to an aggregate of more than 250,000 Shares in any Plan year.

               8.3  Expiration or Termination.  If any outstanding Option under
                    -------------------------
the Plan expires for any reason or is terminated prior to the expiration date of the Plan as set forth in Section 6 hereof, the Shares allocable to any unexercised portion of such Option may again be subject to Options under the Plan.

          9.   Recapitalization or Change in Par Value of Common Stock.  The
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aggregate number of Shares purchasable under Options pursuant to the Plan and the number of Shares and the Option Price for Shares covered by each outstanding Option shall all be proportionately adjusted, as deemed appropriate by the Committee, if the Shares are split-up, converted, exchanged, reclassified, or in any way substituted for. The Committee shall also provide for appropriate adjustments of the number of Shares purchasable under the Plan and of outstanding Options in the event of stock dividends or distributions of assets or securities of other companies owned by the Company to stockholders relating to Common Stock for which the record date is prior to the date the shares purchased by exercise of an Option are issued, except that no such adjustment shall be made for cash dividends or stock dividends of 10% or less (in the aggregate). Any such adjustment to an outstanding Option may include an adjustment of the Option Price or the number of Shares for which an Option may be exercised, or may provide for an escrow of assets or securities so distributed to be available upon future exercise, or any combination thereof, as the Committee deems appropriate. In the event of a change in the Company's presently authorized Common Stock which is limited to a change of all of its presently authorized Shares with par value into the same number of shares without par value, or any change of the then authorized Shares with par value into the same number of shares with a different par value, the shares resulting from any such change shall be deemed to be Shares as defined in Section 1 hereof, and no change in the number of Shares covered by each Option or in the Option Price shall take place.

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          10.  Indemnification and Reliance.
               ----------------------------

               10.1 Indemnification.  Each person who is or shall have been a
                    ---------------
member of the Board or of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company's written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject, however, to the condition that upon the institution of any such claim, action, suit or proceeding, such person shall in writing give the Company an opportunity to intervene at its own expense on his or her behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify such person or hold him harmless.

               10.2 Reliance.  Each member of the Board or of the Committee and
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each officer and employee of the Company in performing duties under the Plan shall be entitled to rely upon information and reports furnished in connection with the administration of this Plan by any duly authorized officer or agent of the Company.

          11.  Income Tax Withholding.  If the Company or a Subsidiary shall be
               ----------------------
required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the payment of cash or the issuance or Shares pursuant to the exercise of an Option, the Company or such Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the Optionee. In any event, the Optionee shall either (i) make available to the Company or such Subsidiary, promptly when requested by the Company or such Subsidiary, sufficient funds to meet the requirements of such withholding, or
(ii) to the extent permitted by the Committee, irrevocably authorize the Company to withhold from the Shares otherwise issuable to the Optionee as a result of such exercise a number of Shares having a Fair Market Value, as of the date the withholding tax obligation arises (the "Tax Date") which alone, or when added to funds paid to the Company or the Subsidiary by the Optionee, equal the amount of the minimum withholding tax obligation (the "Withholding Election") and the Company or such Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or such Subsidiary out of any funds or property due or to become due to the Optionee. An Optionee's Withholding Election may only be made prior to the Tax Date and may be disapproved by the Committee.

          12.  Amendment or Termination of Plan.  The Board may modify, amend or
               --------------------------------
terminate the Plan in whole or in part at any time; provided, however, that (i) no modification or

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amendment shall be effective without stockholder approval if such approval is required by law or under the rules of Nasdaq or the stock exchange on which the Shares are listed, (ii) with respect to any person who is granted an Option prior to the Effective Date, no such termination, modification or amendment of the Plan shall alter or affect the terms of any then outstanding Options previously granted hereunder without the consent of the Optionee and (iii) with respect to any person who is granted an Option on or after the Effective Date, no such termination, modification, or amendment of the Plan shall adversely alter or affect the terms of any then outstanding Options previously granted hereunder without the consent of the Optionee.

          13.  Set-off.  If at any time an Optionee is indebted to the Company
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or any Subsidiary, the Company may in the discretion of the Board or the
Committee (a) withhold from the Optionee (i) following the exercise by the Optionee of an Option, Shares issuable to the Optionee having a Fair Market Value on the date of exercise up to the amount of indebtedness to the Company or
(ii) following the sale by an Optionee of Shares received pursuant to the exercise of an Option, amounts due to such Optionee in connection with the sale of such Shares up to the amount of indebtedness to the Company, or (b) take any substantially similar action. The Board or the Committee may establish such rules and procedures as it may deem necessary or advisable in connection with the taking of any action contemplated by this Section 13.

          14.  Captions.  Other than the definitions in Section 1 hereof, the
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captions are not part of this Plan and shall not be taken into account for purposes of interpreting the Plan.

          15.  Governing Law.  The Plan shall be construed in accordance with
               -------------
the laws of the State of New Jersey without regard to the principles of conflicts of law.

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